CHIRON GUERNSEY HOLDINGS L.P. INC.
EXECUTIVE EQUITY INCENTIVE PLAN
PROFITS INTEREST UNIT AWARD AGREEMENT
This Profits Interest Unit Award Agreement (this “Agreement”), is made as of May 21, 2012 (hereinafter referred to as the “Date of Grant”), between Chiron Guernsey Holdings L.P. Inc., a Guernsey limited partnership (the “Partnership”), and Peter Arnold (the “Participant”):
R E C I T A L S:
WHEREAS, the Partnership has adopted the Chiron Guernsey Holdings L.P. Inc. Executive Equity Incentive Plan, as amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement (capitalized terms used and not otherwise defined in this Agreement shall have the meanings set forth in the Plan or in the LP Agreement, as applicable);
WHEREAS, the Participant is employed by or otherwise provides services to the Partnership or an Affiliate thereof;
WHEREAS, the Participant has agreed to pay the Partnership $0.01 in the aggregate pursuant to Guernsey Law in consideration for the award of Profits Interest Units set forth herein, the receipt of which is hereby acknowledged;
WHEREAS, the General Partner has determined that it would be in the best interests of the Partnership to make the award of Profits Interest Units provided for herein to the Participant pursuant to the Plan and the terms set forth herein; and
WHEREAS, the award set forth herein is designed to compensate the Participant for his time and commitment in the performance of services to the Partnership or an Affiliate thereof by providing the Participant with a share of the appreciation and profits of the Partnership with respect to periods beginning after the date hereof.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.Award of Profits Interest Units.
(a)    Profits Interest Units. Subject to the terms and conditions of this Agreement and the Plan, the Partnership hereby grants to the Participant an award of 485,998 Profits Interest Units, with a Distribution Threshold of $1,714,604,328.05, in each case subject to adjustment as set forth in the Plan and this Agreement. The Profits Interest Units shall vest in accordance with Section 2 of this Agreement.
(b)    Distributions. Distributions in respect of Profits Interest Units shall be made to the Participant in accordance with the provisions of the LP Agreement.
2.    Vesting. The Profits Interest Units granted to the Participant shall vest in accordance with this Section 2. All such Profits Interest Units shall be unvested on the Date of Grant and, except as provided in Section 4, shall vest as follows:
(a)    Time Vesting Units: With respect to 50% of the Profits Interest Units subject to this Agreement (the “Time Vesting Units”), subject to a Participant’s continued employment through the applicable vesting date, 25% of the Time Vesting Units will cliff vest on the first anniversary of the date of grant and the remaining 75% of the Time Vesting Units will then vest ratably on a quarterly basis (e.g., every 3 months thereafter) over the following 12 quarters (36 months) thereafter (therefore, in normal course, the Time Vesting Units will fully vest over the four years from Date of Grant). All Time Vesting Units, not previously forfeited, (subject to Section 4(a)), will vest upon the consummation of a Change of Control.
(b)    Performance Vesting Units: With respect to the remaining 50% of the Profits Interest Units subject to this Agreement (the “Performance Vesting Units”), the Performance Vesting Units will vest as follows, subject to a Participant’s continued employment through the applicable vesting date (except as otherwise provided in Section 3 or 4 below):

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1/3 of the Performance Vesting Units will vest upon the later of (x) the Sponsors receiving aggregate cash amounts representing a multiple of cumulative Sponsor invested capital (excluding, for the avoidance of doubt, any Participant investments in Class A-2 Interests of the Partnership) (“MOIC”) equal to 1.5x and (y) the occurrence of a Change of Control, an Initial Public Offering or a Qualifying Leveraged Recapitalization (as defined below);

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1/3 of the Performance Vesting Units will vest upon the later of (x) the Sponsors receiving aggregate cash amounts representing a MOIC equal to 2.0x and (y) (if not having previously occurred) the occurrence of a Change of Control, an Initial Public Offering or a Qualifying Leveraged Recapitalization; and

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1/3 of the Performance Vesting Units will vest upon the later of (x) the Sponsors receiving aggregate cash amounts representing a MOIC equal to 2.5x and (y) (if not having previously occurred) the occurrence of a Change of Control, an Initial Public Offering or a Qualifying Leveraged Recapitalization.

The General Partner shall determine what MOIC, if any, is attained in respect of the aggregate cash amounts received by the Sponsors.

If not previously forfeited, unvested Performance Vesting Units shall be forfeited upon the final disposition by the Sponsors of all their Class A-1 Interests of the Partnership.

For purposes of calculating MOIC, Marketable Securities shall be treated as cash.

“Qualifying Leveraged Recapitalization” shall mean one or more leveraged recapitalizations of the Partnership resulting in aggregate distributions to the Partners in an amount equivalent to a MOIC of 1.5x.

3.    General Termination of Employment Provisions:
(a)    All vesting of Profits Interest Units will cease immediately upon a Participant no longer being employed by the Employer for any reason other than due to termination by the Employer without Cause or resignation by the Participant for Good Reason, and in such case all unvested Profits Interest Units will be automatically canceled without consideration and forfeited on such date.
(b)    Termination without Cause or by the Participant for Good Reason: Subject to the provisions of Section 4, all vesting of Profits Interest Units will cease immediately upon a Participant’s termination of employment by the Employer without Cause or by the Participant for Good Reason and all unvested Profits Interest Units will be automatically cancelled without consideration and forfeited on such date except that (i) with respect to Time Vesting Units, the Participant will vest with respect to what would have vested on the next scheduled vesting date (e.g., 25% in the event of termination prior to the first anniversary or what would have vested on the next quarterly vesting date in the case of a termination after the first anniversary) and (ii) with respect to Performance Vesting Units (except for certain Transition Terminations in connection with a Divestiture (as described in Section 4)), in the event that a transaction or transactions occur within the 6 month period following such a termination of employment which would have resulted in vesting of any portion of the Performance Vesting Units, the Participant shall be deemed vested in those interests.

4.    Special Vesting Provisions
(a)    Change of Control: All Time Vesting Units, not previously forfeited, will vest upon the consummation of a Change of Control. In the event a Change of Control occurs within 105 days following a Participant’s termination of employment by the Employer without Cause or by the Participant for Good Reason, the Participant shall be deemed to vest in all of his or her Time Vesting Units (i.e., disregarding the prior termination of employment for such purposes).

(b)    Reorganization. In the event of a Transition Termination in connection with a Reorganization, and if the business unit in respect of which such Participant was employed exceeded its Base Case Business Plan at the time of such Reorganization, then a Pro-Rata Portion (as defined below) of the Participant’s Performance Vesting Units will remain outstanding (i.e., waiver of service condition) and will vest when, and if, the MOIC and subsequent IPO, Change of Control or Qualified Leveraged Recapitalization occurs; provided such vesting occurs within 2 years following such Transition Termination. Any unvested portion of the Performance Vesting Units which thereafter remain unvested will be forfeited.
“Pro-Rata Portion” shall mean, for purposes of determining vesting in connection with a Reorganization as described above, (x) the number of days a Participant was employed from the Merger to the date of termination of employment divided by (y) 1,461.

(c)    Required Sale. In addition, in the event of a Required Sale (as defined in the LP Agreement) which is made applicable to the Performance Vesting Units pursuant to Section 4.5 of the LP Agreement, the Performance Vesting Units shall, to the extent not previously vested, vest based upon the MOIC implied by the Change of Control to which such Required Sale relates (assuming for such purpose only that the Partners received a distribution with respect to the sale of all of their then remaining Class A Interests at the price per Class A Interest received in connection with such Change of Control).
5.    Rights as Holder of Profits Interest Units. The Participant shall be the record owner of the Profits Interest Units granted hereunder unless and until such Profits Interest Units are forfeited pursuant to Section 3 or 4, repurchased pursuant to Section VI(F) of the Plan or Section 10 hereof or transferred in accordance with Section 7, and as record owner shall be entitled to all rights of a holder of Profits Interest Units; provided, that the Profits Interest Units shall be subject to the limitations on transfer and encumbrance set forth in this Agreement, the Plan and the LP Agreement.
6.    Investment Intent; Other Representations of Participant.
(a)    Investment Intent. The Participant hereby represents and warrants that the Profits Interest Units must be held for investment purposes and are not being received with a view to distribution thereof, and covenants and agrees to make such other reasonable and customary representations as requested by the Partnership regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Partnership; and
(b)    No Reliance on the Partnership. In making his or her investment decision with respect to the receipt of the Profits Interest Units, the Participant has not relied upon the Partnership or any of its Affiliates, or any representative thereof for any advice of any sort, including, but not limited to tax or securities law advice.

7.    Transferability. The Participant may Transfer, directly or indirectly, any Profits Interest Unit or any interest in any Profits Interest Unit only with the prior written consent of the General Partner, which consent shall be withheld or granted in the sole discretion of the General Partner, or as otherwise expressly permitted or required under the LP Agreement. Any purported assignment, transfer or grant by the Participant, directly or indirectly, of any Profits Interest Unit or any interest in any Profits Interest Unit which is made without such prior written consent or pursuant to the terms of the LP Agreement shall be entirely null and void, ab initio.
8.    Section 83(b) Election and Certain Related Income Tax Considerations. As a condition subsequent to the issuance of the Profits Interest Units pursuant to this Agreement, the Participant shall execute and deliver to the Partnership, the Employer and the Internal Revenue Service (the “IRS”) a timely, valid election under Section 83(b) of the Code (the “83(b) Election”). The Participant hereby acknowledges that (x) the Partnership has not provided, and is not hereby providing, the Participant with tax advice regarding the 83(b) Election and has urged the Participant to consult the Participant’s own tax advisor with respect to the income taxation consequences thereof, and (y) the Partnership has not advised the Participant to rely on any determination by it or its representatives as to the fair market value specified in the 83(b) Election and will have no liability to the Participant if the actual fair market value of the Profits Interest Units on the date hereof exceeds the amount specified in the 83(b) Election.
9.    Becoming a Partner of The Partnership; No Access to Information Regarding The Partnership. As a further condition to the issuance of the Profits Interest Units pursuant to this Agreement, the Participant shall execute and deliver to the Partnership a copy of the LP Agreement, together with such other documents as the General Partner may require, evidencing such Participant’s status as a “Partner” (as defined in the LP Agreement) of the Partnership. Notwithstanding the Participant’s status as a Partner of the Partnership, the Participant shall have no right, solely by virtue of holding a Profits Interest Unit, to (a) examine the books and records of or any other information of the Partnership or (b) obtain any information about the identities of the other Partners of the Partnership (or of the size or nature of such other Partners’ interests in the Partnership).
10.    General Partner Right to Repurchase Profits Interest Units on Termination of Employment/Limited Put Rights.

(a)    The Profits Interest Units are subject to the Partnership’s right of repurchase pursuant to Section VI (F) of the Plan. In addition, the Participant (or the Participant’s legal representative in the event of the Participant’s death) shall have the right, but not the obligation, to require the Issuer to purchase their Profits Interest Units at Fair Market Value in the event of the Participant’s death or termination of employment due to Disability, determined as of the date of exercise of such right (which shall constitute a Put Right) provided that (i) such Put Right may only be exercised within 90 days following such death or termination due to Disability, (ii) the maximum dollar value of Profits Interest Units that the Issuer will be required to purchase from the Participant or their estate shall be $5,000,000 in any single calendar year and (iii) in no event shall the Issuer be obligated to purchase more than $20,000,000 worth of Profits Interest Units from all Participants as a group due to exercise of a Put Right on death or termination due to Disability in any single calendar year; provided that, to the extent limited as provided above, any portion of the Profits Interest Units not purchased as a result of such limitation shall be subject to a subsequent Put Right to the extent permitted under clauses (ii) and (iii) and, to the extent not permitted, when such limitations would no longer prohibit exercise of such Put Rights. Any Profits Interest Units not repurchased pursuant to such Put Right shall remain subject to the General Partner’s right of repurchase under Section VI(F) of the Plan and to the extent not so repurchased shall thereafter remain outstanding to the Participant (or legal representative), subject to the LP Agreement.
(b)    Notwithstanding the foregoing, if the Participant exercises a Put Right, the Participant shall have the right to rescind the exercise of such Put Right within five (5) days following the General Partner’s notice to the Partnership of its determination of the Fair Market Value of the Profits Interest Units subject to the Put Right or, in the event the Participant has exercised its right to a Third Party Valuation within five (5) days following its receipt of the General Partner’s notice of the determination of Fair Market Value, within five (5) days following the receipt of the Third Party Valuation.
11.    LP Agreement. Neither the adoption of the Plan nor the grant of any Profits Interest Units pursuant to this Agreement shall restrict in any way the adoption of any amendment to the LP Agreement in accordance with the terms of such agreement.
12.    Notices. Any notice necessary under this Agreement shall be addressed to the Partnership at the principal executive office of the Partnership and to the Participant at the address appearing in the personnel records of the Partnership (or one of the Partnership’s Affiliates) for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
13.    Choice of Law; Forum. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO HEREBY (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY COURT LOCATED IN THE STATE OF DELAWARE FOR THE PURPOSES OF ANY SUIT, ACTION OR

OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT; (II) AGREES THAT THE SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PERSON’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN THE STATE OF DELAWARE WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION AS SET FORTH HEREIN IN THE IMMEDIATELY PRECEDING CLAUSE (I); AND (III) IRREVOCABLY AND UNCONDITIONALLY WAIVES (AND AGREES NOT TO PLEAD OR CLAIM) ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT IN ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE, OR THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
14.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, AND SHALL CAUSE ITS AFFILIATES TO WAIVE, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER AGREEMENTS AND INSTRUMENTS DELIVERED HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
15.    Profits Interest Units Subject to Plan and LP Agreement. By entering into this Agreement the Participant agrees and acknowledges that (i) the Participant has received and read a copy of the Plan and the LP Agreement and (ii) the Profits Interest Units are subject to the Plan and the LP Agreement, the terms and provisions of such Plan and LP Agreement are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein or therein, the LP Agreement shall govern and prevail, and then in decreasing order of seniority, the Plan and lastly, this Agreement.
16.    Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and have participated jointly in the drafting of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
17.    Waiver. The Participant acknowledges that a waiver by the Partnership of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.
18.    Definitional Provisions. Defined terms used in this Agreement in the singular shall import the plural and vice versa. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections shall be deemed to be references to Sections of this

Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any statute or laws defined or referred to herein shall include any rules, regulations or forms promulgated thereunder from time to time and as from time to time amended, modified or supplemented, including by succession of successor rules, regulations or forms. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Any reference to the number of Profits Interest Units means such Profits Interest Units as appropriately adjusted to give effect to any share combinations, restructuring or other capitalizations of the Partnership or its capital structure. Any reference herein to the holder of a particular class or series of Profits Interest Units shall be a reference to such Person solely in its capacity as a holder of that particular class or series of such Profits Interest Units.
19.    Appendix. Notwithstanding any provisions in this Agreement, the Profits Interest Units shall be subject to the additional terms and conditions set forth in any appendix to this Agreement (the “Appendix”). Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Partnership determines that the application of such terms is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
20.    Imposition of Other Requirements. The Partnership reserves the right to impose other requirements on the Participant’s participation in the Plan and on the Profits Interest Units, to the extent the Partnership determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
21.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
CHIRON GUERNSEY HOLDINGS L.P. INC.

By: Chiron Holdings GP, Inc., its General Partner

By:	/s/Joseph F. Woody Name: Joseph F. Woody Title: President and CEO of Kinetic Concepts, Inc., Authorized Agent

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
/s/Peter Arnold
Peter Arnold

APPENDIX A
ADDITIONAL TERMS AND CONDITIONS FOR
PARTICIPANTS LOCATED OUTSIDE THE UNITED STATES

This Appendix A includes special terms and conditions that govern the Profits Interest Units granted to the Participant if the Participant resides outside, or is otherwise subject to the laws of a country other than, the United States. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement (of which this Appendix A is a part) or the Plan, as applicable.

1.    Section 83(b) Election. The provision in Section 8 of the Agreement requiring the Participant to make an 83(b) Election applies only to Participants who are U.S. tax residents (such as, a U.S. citizen, greencard holder or a U.S. tax resident under the substantial presence test).
2.    Withholding. The following provisions supplement Section VIII(D) of the Plan:
(c)    The Participant acknowledges that, regardless of any action taken by the Partnership or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Partnership or the Employer. The Participant further acknowledges that the Partnership and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Profits Interest Units, including, but not limited to, the grant or vesting of the Profits Interest Units, any amounts or securities received in exchange for the Profits Interest Units and the receipt of any Distributions; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Profits Interest Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Partnership and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(d)    Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Partnership and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Partnership and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by any of the methods provided in Section VIII(D) of the Plan.
(e)    Finally, the Participant agrees to pay to the Partnership or the Employer, any amount of Tax-Related Items that the Partnership or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described.
3.    Data Privacy.
(c)    The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Profits Interest Unit materials (“Data”) by and among, as applicable, the Employer, the Partnership and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
(d)    The Participant understands that the Partnership and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any units or directorships held in the Partnership, details of all Profits Interest Units or any other entitlement awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
(e)    The Participant understands that Data will be transferred to any third parties assisting the Partnership with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Partnership, its Affiliates, the Employer and any other possible recipients which may assist the Partnership (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consent herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consent herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing his or her consent is that the Partnership would not be able to grant the Participant Profits Interest Units or other awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
4.    Nature of Grant. In accepting the Profits Interest Units, the Participant acknowledges, understands and agrees that:
(a)    the Plan is established voluntarily by the Partnership, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Partnership at any time, to the extent permitted by the Plan;
(b)    the grant of the Profits Interest Units is voluntary and occasional and does not create any contractual or other right to receive future grants, or benefits in lieu of Profits Interest Units, even if Profits Interest Units have been granted in the past;
(c)    all decisions with respect to future grants of Profits Interest Units, if any, will be at the sole discretion of the Partnership;
(d)    the Participant is voluntarily participating in this Agreement;
(e)    the Profits Interest Units are not intended to replace any pension rights or compensation;
(f)    the Profits Interest Units, and the income and value of same, are not part of normal or expected compensation for any purpose including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(g)    the future value of the Profits Interest Units is unknown, indeterminable and cannot be predicted with certainty;
(h)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Profits Interest Units resulting from the termination of the Participant’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and in consideration of the grant of the Profits Interest Units to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Partnership, any of its Affiliates or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Partnership, its Affiliates and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;
(i)    for purposes of the Profits Interest Units, the Participant’s employment will be considered terminated as of the date the Participant is no longer providing services to the Partnership or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Partnership, the Participant’s right to vest in the Profits Interest Units under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); the Partnership shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Profits Interest Unit grant (including whether the Participant may still be considered to be providing services while on an approved leave of absence);
(j)    unless otherwise provided in this Agreement or by the Partnership in its discretion, the Profits Interest Units and the benefits evidenced by this Agreement do not create any entitlement to have the Profits Interest Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Partnership; and
(k)    the Participant acknowledges and agrees that neither the Partnership, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Profits Interest Units or of any amounts due to the Participant under the Plan.
5.    Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
6.    Electronic Delivery and Acceptance. The Partnership may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Partnership or a third party designated by the Partnership.

7.    Notifications. This Appendix A also includes information based on the exchange control and other laws in effect in the Participant’s country as of December 2011. Such laws are often complex and change frequently. In addition, the information is general in nature. The Partnership is not providing the Participant with any tax advice with respect to the Profit Interests Unit. The information provided below may not apply to the Participant’s particular situation, and the Partnership is not in a position to assure the Participant of any particular result. Accordingly, the Participant is strongly advised to seek appropriate professional advice as to how the tax or other laws in the Participant’s country apply to the Participant’s situation. The Participant must consult the Participant’s personal tax or legal advisors for the most current information. Finally, if the Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than that in which the Participant is currently working or transfers employment to another country after the Date of Grant, the information contained in this Appendix A may not be applicable to the Participant in the same manner. The Partnership will, in its sole discretion, determine to what extent the terms and conditions contained herein will apply under these circumstances.
UNITED KINGDOM

Terms and Conditions

Withholding Requirements in Connection with Profit Interests Units

This provision supplements Section 2 of the Agreement:

If payment or withholding is not made within 90 days of the event giving rise to the income tax or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the Participant agrees that the amount of any uncollected income tax shall (assuming the Participant is not a director or executive officer (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended)), constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current Her Majesty’s Revenue and Customs (“HMRC”) Official Rate and it will be immediately due and repayable, and the Partnership and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 2 of the Agreement. If the Participant is a director or executive officer and income tax is not collected from or paid by him/her by the Due Date, the amount of any uncollected income tax will constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) will be payable. The Participant will be responsible for reporting any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.